SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 26, 2004

OCTEL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdictions of Incorporation)	Commission File Number	(I.R.S. employer identification number)

Octel Corp., Global House, Bailey Lane, Manchester, UK	M90 4AA
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 011 - 44 -161- 498 - 8889

Item 8.01 Other Events

On August 26, 2004, Octel Corp. acquired Aroma & Fine Chemicals Limited, a specialty chemicals company, for an aggregate consideration of £21 million.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release, dated August 26, 2004, announcing the completion of the acquisition of Aroma & Fine Chemicals Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTEL CORP.

By:	/s/ PAUL W. JENNINGS
Name:	Paul W. Jennings
Title:	Executive Vice President and Chief Financial Officer

Date: August 26, 2004

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 26, 2004, announcing the completion of the acquisition of Aroma & Fine Chemicals Limited.